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                                                                    EXHIBIT 10.3

                                    EXHIBIT B

               TO AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE

                       FORM OF INDEMNITY ESCROW AGREEMENT

         This is an Indemnity Escrow Agreement (this "Agreement") entered into as of ___________, 2004 by and among Daleen Holdings, Inc., a Delaware corporation ("Parent"), Behrman Capital II, L.P., a Delaware limited partnership ("Behrman"), Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership ("SEF"), ________________ and ________________ as the stockholders'
representative appointed pursuant to Section 9.05 of the Merger Agreement (as defined below) (jointly, the "Stockholders' Representative"), and SunTrust Bank, as escrow agent (the "Escrow Agent"). Certain terms used in this Agreement without definition in context or in Section 13 of this Agreement have the meanings given to them in that Agreement and Plan of Merger and Share Exchange dated as of May 7, 2004 (the "Merger Agreement"), by and among Parent, Parallel Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Acquisition Sub"), Daleen Technologies, Inc., a Delaware corporation (the "Company"), Behrman and SEF.

         The Merger Agreement provides for the exchange by Behrman and SEF of their existing holdings of capital stock of the Company for a combination of shares of Parent PIK Preferred and Parent Common Stock (the "Share Exchange"). Upon consummation of the Share Exchange, Acquisition Sub will merge with and into the Company (the "Merger"), and shares of the capital stock of the Company held by the Series F Holders will be converted into the right to receive the respective Merger Consideration. Certain of the cash and shares of Parent PIK Preferred and Parent Common Stock to be issued in the Share Exchange and Merger are to be placed into escrow in order to secure certain indemnification obligations set forth in Section 9.01 of the Merger Agreement. It is a condition to the obligations of the parties to consummate the Share Exchange and Merger that they enter into this Agreement.

         The Merger, and the appointment of the Stockholders Representative, have been approved by the holders of a majority of all votes represented by outstanding shares of the capital stock of the Company, as well as a majority of all votes entitled to be cast by holders of Daleen Series F Preferred Stock.

         In consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which hereby are acknowledged conclusively, the parties to this Agreement hereby agree as follows:

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1. Escrow Accounts and Escrow Deposits.

         (a) General Escrow Deposit. Pursuant to the Merger Agreement, Parent shall deposit in one escrow account with the Escrow Agent, as escrow agent, such amount in cash and shares of Parent Common Stock (collectively, the "General Escrow Shares" and together with the cash deposit and additions to or earnings or distributions on the Escrow Shares or the cash deposit, the "General Escrow Deposit"), as is set forth on Schedule A in respect of each Holder named thereon. The Escrow Shares shall be registered in the name of the respective Holder, with certificates in respect thereof delivered to the Escrow Agent together with appropriate stock powers in respect thereof. Schedule A also sets forth next to the name of each Holder their respective Holder's General Cash Percentage and Holder's General Parent Common Percentage. Parent and the Stockholders' Representative confirm by execution and delivery of this Agreement that the allotment of cash and shares of Parent Common Stock in the General Escrow Deposit amongst the Holders is in accord with the terms of the Merger Agreement.

         (b) Special Escrow Deposit. Pursuant to the Merger Agreement, if, but only if, any Specified Litigation is outstanding as of the Closing, Parent shall deposit in escrow with the Escrow Agent, as escrow agent, such amount in cash and shares of Parent Common Stock (collectively, the "Special Escrow Shares" and together with the cash deposit and additions to or earnings or distributions on the Escrow Shares or the cash deposit, the "Special Escrow Deposit"), as is set forth on Schedule B in respect of each Holder named thereon. The Escrow Shares shall be registered in the name of the respective Holder, with certificates in respect thereof delivered to the Escrow Agent together with appropriate stock powers in respect thereof. Schedule B also sets forth next to the name of each Holder their respective Holder's Special Cash Percentage and Holder's Special Parent Common Percentage. Parent and the Stockholders' Representative confirm by execution and delivery of this Agreement that the allotment of cash and shares of Parent Common Stock in the Special Escrow Deposit amongst the Holders is in accord with the terms of the Merger Agreement. [IF NO SPECIFIED LITIGATION IS OUTSTANDING AS OF THE CLOSING, THIS SECTION MAY BE OMITTED FROM THE EXECUTION COPY OF THE ESCROW AGREEMENT AND ALL OTHER PROVISIONS IN RESPECT OF THE SPECIAL ESCROW DELETED.]

         (c) Behrman Deposit. Pursuant to the Merger Agreement, Parent shall deposit in escrow with the Escrow Agent, as escrow agent, such amount in cash (together with additions to or earnings thereon, the "Behrman Deposit" and together with the General Escrow Deposit and the Special Escrow Deposit, the "Escrow Deposits"), as is set forth on Schedule C in respect of each Holder named thereon. Schedule C also sets forth next to the names of Behrman and SEF their respective Holder's Behrman Percentage. Parent and the Stockholders' Representative confirm by execution and delivery of this Agreement that the allotment of cash in the Behrman Deposit amongst the Holders is in accord with the terms of the Merger Agreement.

2. Investment of Escrow. Any cash that may from time to time be part of the Escrow Deposits, and all interest earned thereon shall be invested by the Escrow Agent at the written direction of the Stockholders' Representative; provided, however, that no investment or reinvestment may be made except in the following:

         (a) direct general obligations of, or obligations, the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America or any agency thereof, maturing within the earlier of six months from the date of purchase or December 31, 2004;

         (b) certificates of deposit or other evidences of indebtedness issued by any bank or savings institution which is insured by the Federal Deposit Insurance Corporation, maturing within the earlier of six months from the date of purchase or December 31, 2004, provided that such certificates of deposit or evidences of indebtedness, to the extent they exceed the amounts covered by such insurance, are fully

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secured by obligations described in clause (a) above;

         (c) prime commercial paper of companies whose commercial paper is rated A-1 or P-1 by Moody's or Standard & Poor's;

         (d) any money market fund substantially all of which is invested in the foregoing investment categories (such as the STI Classic U.S. Treasury Securities Money Market Fund); or

         (e) an interest bearing trust account of the Escrow Agent insured by the Federal Deposit Insurance Corporation.

         If the Escrow Agent has not received written direction at any time with respect to the investment of cash, the cash or such portion thereof as to which no written direction has been received, shall be invested in investments described in (d) above. If the amount of cash is insufficient to invest, the cash will be deposited into an interest bearing trust account of the Escrow Agent.

3. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement. Parent, Behrman, SEF, the Series F Holders, and Stockholders' Representative shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein, in accordance with the terms hereof.

4. Disposition. The Escrow Agent shall deliver the Escrow Deposits upon, and pursuant to, joint written instructions of the Parent and the Stockholders' Representative. Without limitation of the provisions of Section 5 below, the Escrow Agent shall be entitled to rely conclusively upon any joint written instructions delivered on behalf of Parent and the Stockholders' Representative without inquiry into the accuracy or authorization thereof.

5. Limited Duties. The Escrow Agent undertakes to perform only those duties as are expressly set forth in this Agreement.

6. Amounts Earned on Escrow Deposit: Tax Matters. All amounts earned, paid or distributed with respect to the Escrow Deposits, if any (whether interest, dividends, distributions from Parent with respect to the Escrow Shares or otherwise), shall become a part of the Escrow Deposits, shall be held hereunder upon the same terms as the original Escrow Deposits and shall be distributed together with the underlying portion of the original Escrow Deposits pursuant to the terms of this Agreement. The parties agree that Behrman, SEF, and each other Holder will include all amounts attributable to Behrman, SEF, and each other Holder earned on the Escrow Deposits (or allocated or distributed with respect thereto) in its gross income for federal, state and local income tax purposes and pay any such income tax resulting therefrom. Each Holder shall provide to the Escrow Agent a completed Form W-9. The Escrow Agent shall have no duty to prepare of file any tax report or return with respect to the Escrow Deposits or any earnings thereon.

7. Claims Against Escrow Deposits.

         (a) At any time or from time to time from the date hereof through and including the first date on which no assets remain in any Escrow Deposit (the "Escrow Period"), Parent or any successor of Parent may make claims against the respective Escrow Deposits for indemnification subject to and in accordance with the provisions of the Merger Agreement (including Sections 2.05 and 10.01 and Article IX thereof). The Escrow Agent shall have no duty to ensure the sufficiency of any claim or the conformity of any claim with the requirements of the Merger Agreement. The Escrow Agent shall deliver

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payment to Parent for a claim upon, and pursuant to, joint written instructions of Parent and the Stockholders' Representative, or in the case of a disputed claim under Section 8 below, upon the final and binding adjudication of the dispute in accordance with Section 8 below.

         (b) The Escrow Agent shall follow the joint written instructions of the Parent and the Stockholders' Representative in making any payment in satisfaction of a claim against the Escrow Deposits and in making any release of assets to a Holder. The joint written instruction shall set forth the exact number of Escrow Shares and cash amount to be released from the respective Escrow Deposits. It is agreed by Parent and the Stockholders' Representative that such calculations shall be made as follows:

                  (i) Payments shall be made in satisfaction of a claim against the General Escrow Deposit from each Holder other than Behrman and SEF as follows: There shall be released to Parent from the cash held in the General Escrow Deposit in respect of such Holder an amount equal to the result obtained by multiplying (a) the amount of such claim times (b) the General Cash Percentage times (c) such Holder's General Cash Percentage. There shall be released to Parent from the shares of Parent Common Stock held in the General Escrow Deposit in respect of such Holder a number of shares of Parent Common Stock equal in value (rounded down to the nearest whole share) to the result obtained by multiplying (a) the amount of such claim times (b) the General Common Percentage times (c) such Holder's General Common Percentage. If all shares of Parent Common Stock in the General Escrow Deposit shall have been delivered in accordance with the preceding but the amount of such claim remains unsatisfied, any cash remaining in the General Escrow Account after the above described deliveries, up the amount of such shortfall, will be delivered in payment on such claim, and allocated against Holders in accordance with their Holder's General Cash Percentages.

                  (ii) Payments shall be made in satisfaction of a claim against the Special Escrow Deposit from each Holder other than Behrman and SEF as follows: There shall be released to Parent from the cash held in the Special Escrow Deposit in respect of such Holder an amount equal to the result obtained by multiplying (a) the amount of such claim times (b) the Special Cash Percentage times (c) such Holder's Special Cash Percentage. There shall be released to Parent from the shares of Parent Common Stock held in the Special Escrow Deposit in respect of such Holder a number of shares of Parent Common Stock equal in value (rounded down to the nearest whole share) to the result obtained by multiplying (a) the amount of such claim times (b) the Special Common Percentage times (c) such Holder's Special Common Percentage. If all shares of Parent Common Stock in the Special Escrow Deposit shall have been delivered in accordance with the preceding but the amount of such claim remains unsatisfied, any cash remaining in the Special Escrow Account after the above described deliveries, up the amount of such shortfall, will be delivered in payment on such claim, and allocated against Holders in accordance with their Holder's Special Cash Percentages.

                  (iii) Whereever an Escrow Share is required to be valued for purposes of this Agreement, the value of each such Escrow Share shall be deemed to be $25. The number of Escrow Shares required to satisfy a payment requirement shall be the number of Escrow Shares (rounding down to the nearest whole unit) having a value equal to the payment requirement.

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                  (iv)     Payments shall be made in satisfaction of claims
                           under either Section 9.01(a) or 9.01(d) of the Merger Agreement from Behrman and SEF as follows: There shall be released to Parent from the cash held in the Behrman Deposit in respect of such Holder an amount equal to the result obtained by multiplying (a) the amount of such claim times (b) the Behrman Indemnification Percentage times (c) such Holder's Behrman Percentage.

The Escrow Agent shall be entitled to rely conclusively on the joint written instruction of the Parent and the Stockholders' Representative without any requirement of review of or inquiry into the accuracy of or conformity of such instructions and calculations to the procedures set forth above.

         In the event that the Escrow Agent must make payment with a number of Escrow Shares less than or different from the number of Escrow Shares represented by a certificate(s) in the Escrow Deposits, the Escrow Agent shall surrender such certificate(s) to Parent and Parent shall issue to the Escrow Agent certificate(s) of Parent identical in form but for the number of Escrow Shares as necessary to allow for proper payment of the claim, so long as the number of Escrow Shares represented by the new certificate(s) plus the amount of Escrow Shares used to satisfy such claim shall be equivalent to the total number of Escrow Shares covered by the surrendered certificate(s). 8. Disputed Claims.

         (a) Should any dispute or controversy arise between or among the parties or any other person, firm or entity, with respect to this Agreement, the Escrow Deposits (or any part thereof), a dispute by the Stockholders' Representative of an indemnification claim by Parent, or the right of Parent to receive the Escrow Deposits, or should the parties fail to designate another Escrow Agent as provided in Section 10 hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Escrow Deposits until the controversy is resolved to the Escrow Agent's satisfaction or (ii) deposit the Escrow Deposits into any court of competent jurisdiction, with notice to Parent and the Stockholders' Representative, and Escrow Agent shall thereupon be discharged from all further duties as Escrow Agent. If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow Deposits, or the duties of the Escrow Agent hereunder, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Deposits until such dispute shall have been settled either by mutual agreement of parties in dispute or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which the parties and such other parties in dispute are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Parent and the Stockholders' Representative shall each promptly inform the Escrow Agent of the existence of any such dispute.

         (b) Other than as otherwise provided for in Article IX of the Merger Agreement, the Escrow Deposits shall constitute the sole recourse of Parent to satisfy its claims pursuant to such Article IX of the Merger Agreement.

         (c) Upon resolution of all outstanding claims, Parent and the Stockholders' Representative jointly shall execute a written notice to such effect and deliver such notice to the Escrow Agent.

9. Termination. This Agreement shall terminate on the date that all Escrow Deposits are reduced to zero as the result of payments by the Escrow Agent to Parent in accordance with the provisions of Section 7 or Section 8, or as a result of payments by the Escrow Agent to the Holders in accordance with the provisions of Section 4. After such payment, this Agreement shall terminate. At such time as all

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remaining indemnification claims hereunder have been resolved and the Escrow
Agent has received a written notice executed by Parent and the Stockholders' Representative pursuant to Section 8, and any amounts to be distributed to Parent in connection therewith have been so distributed, the Escrow Agent shall distribute the remaining Escrow Deposits, if any, to the Holders.

10. The Escrow Agent.

         (a) Direction from Parent and the Stockholders' Representative. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Deposits as directed by a writing signed jointly by Parent and the Stockholders' Representative.

         (b) Reliance by Escrow Agent; Liability of Escrow Agent. Except with respect to capitalized terms used herein and defined in the Merger Agreement, the Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto (including, but not limited to, the Merger Agreement) or directions or instructions not specifically set forth herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Deposits that is not expressly authorized pursuant to this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payment that may be due hereunder. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith, unless a court of competent jurisdiction determines that the Escrow Agent's gross negligence or wilful misconduct was the primary cause of any loss to Parent, the Stockholders' Representative or any Holder. In the administration of the Escrow Deposits hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. Parent and the Holders, jointly and severally, hereby agree to indemnify and hold the Escrow Agent and each of its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and attorneys' fees and expenses ("Losses") that may be imposed on, incurred by, or asserted against the Indemnitees or any of them, directly or indirectly, for following any instructions or other directions upon which the Escrow Agent is authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, Parent and the Holders also agree, jointly and severally, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them, directly or indirectly, in connection with or arising out of the Indemnitees' conduct as Escrow Agent under this Agreement, provided that the Indemnitees have not acted with gross negligence or engaged in wilful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential losses or damages of any kind whatsoever. As between Parent, on the one hand, and the Holders, on the other hand, each shall bear equally the indemnification obligations set forth in this
Section 10(b). The provisions of this Section 10(b) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent for any reason.

         (c) Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Agreement, shall be paid by Parent. All fees of the Escrow Agent in connection herewith shall be due

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upon receipt of an invoice from the Escrow Agent delivered to Parent. Such fees and expenses are set forth on Schedule __ hereto.

         (d) Resignation and Removal of Escrow Agent; Successor Escrow Agent.

                  (i) The Escrow Agent may resign from its duties hereunder by giving each of the parties hereto not less than thirty (30) days prior written notice of the effective date of such resignation (which effective date shall be at least thirty (30) days after the date such notice is given). In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument (which effective date shall be at least thirty (30) days after the date such notice is given) signed by Parent and the Stockholders' Representative and delivered to the Escrow Agent. The parties hereto intend that a successor escrow agent mutually acceptable to Stockholders' Representative and Parent will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation or removal. Upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Deposits to such successor escrow agent, together with an accounting of the investments held by it and all transactions related to this Agreement, including any distributions made and such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Deposits as such successor may reasonably request. If on or before the effective date of such resignation or removal, a successor escrow agent has not been appointed, the Escrow Agent shall cease its functions at the expiry of the notice period and may retain any and all property in its possession hereunder on a merely safe keeping basis, at a fee to be determined by the Escrow Agent, acting reasonably (or, at the election of the Escrow Agent, tender the property held hereunder into the registry of any court of competent jurisdiction and thereupon shall be discharged from all further duties as escrow agent).

                  (ii) Upon written acknowledgement by a successor escrow agent appointed in accordance with this Agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Deposits, or upon deposit of all property held hereunder into the registry of a court of competent jurisdiction, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

                  (iii) Any corporation, association or other entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust business, or any corporation, association or other entity resulting from any such merger, conversion, consolidation, sale or other transfer, shall, ipso facto, be and become successor Escrow Agent hereunder, vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part or any of the parties hereto, anything herein to the contrary notwithstanding.

         (e) The Escrow Agent shall have the right to consult with and obtain advice from legal counsel employed or appointed by it in the event of any questions as to any of the provisions hereof or its

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duties hereunder, and shall have no liability and be fully protected with regard to any actions taken or omitted to be taken pursuant to such advice. The cost of such services shall be reasonable expenses pursuant to Section 10(c) hereof.

         (f) The Escrow Agent shall disburse monies hereunder only to the extent that monies have been deposited with it.

         (g) The Escrow Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

         (h) The Escrow Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

         (i) The forwarding of a stock certificate or check, as the case may be, by the Escrow Agent will satisfy and discharge the liability of the Escrow Agent for any shares or amounts due to the extent of the shares, sum or sums represented thereby. In the event of the non-receipt of such check by the payee, or the loss or destruction thereof, the Escrow Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement check for the amount of such check.

         (j) None of the provisions contained in this Agreement require the Escrow Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

11. Voting of Escrow Shares. So long as any Escrow Shares are retained by the Escrow Agent, each Holder shall be entitled to exercise the voting power, if any, with respect to such Holder's Escrow Shares. The Escrow Agent shall have no rights or duties whatsoever in respect of the exercise of such voting rights nor in respect of proxy and other materials to be distributed to the Holders in connection therewith.

12. Stockholders' Representative. Behrman, SEF, and the other Holders shall be represented hereunder by the Stockholders' Representative appointed in accordance with the terms of the Merger Agreement. The Escrow Agent shall be entitled to deal exclusively with the Stockholders' Representative as agent of the Holders on all matters relating to the Merger Agreement and this Agreement, and shall be entitled to rely exclusively (without further evidencing of any kind whatsoever) on any document executed or purported to be executed on behalf of any Holder by the Stockholders' Representative, and on any other action taken or purported to be taken on behalf of any Series F Holders by the Stockholders' Representative, as fully binding upon the Holders. The Escrow Agent is hereby relieved of any liability to any person for any acts done by them in accordance with any act, decision, consent or instruction of the Stockholders' Representative.

13.      Certain Definitions.

         "General Cash Percentage" means the result obtained by multiplying (a) the Series F Indemnification Percentage by (b) a fraction, the numerator of which is the aggregate cash deposited into the General Escrow Deposit as of the Effective Time and the denominator of which is the total aggregate value of all cash and Parent Common Stock deposited into the General Escrow Deposit as of the Effective Time.

         "General Common Percentage" means the result obtained by multiplying
(a) the Series F Indemnification Percentage by (b) a fraction, the numerator of which is the aggregate value of all shares

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of Parent Common Stock deposited into the General Escrow Deposit as of the
Effective Time and the denominator of which is the total aggregate value of all cash and Parent Common Stock deposited into the General Escrow Deposit as of the Effective Time.

         "Holders" means Behrman, SEF, and the Series F Holders."Holder's Berhman Percentage" means in respect of Behrman or SEF a fraction, the numerator of which is the cash amount deposited into the Behrman Deposit as of the Effective Time and allocated to such Holder, and the denominator of which is the aggregate value of all cash deposited into the Behrman Deposit at Closing."Holder's General Cash Percentage" means in respect of a given Holder a fraction, the numerator of which is the cash amount deposited into the General Escrow Deposit as of the Effective Time and allocated to such Holder, and the denominator of which is the aggregate value of all cash deposited into the General Escrow Deposit at Closing.

         "Holder's General Common Percentage" means in respect of a given Holder a fraction, the numerator of which is the value of the shares of Parent Common Stock deposited into the General Escrow Deposit as of the Effective Time and allocated to such Holder, and the denominator of which is the aggregate value of all shares of Parent Common Stock deposited into the General Escrow Deposit at Closing."Holder's Special Cash Percentage" means in respect of a given Holder a fraction, the numerator of which is the cash amount deposited into the Special Escrow Deposit as of the Effective Time and allocated to such Holder, and the denominator of which is the aggregate value of all cash deposited into the Special Escrow Deposit at Closing.

         "Holder's Special Common Percentage" means in respect of a given Holder a fraction, the numerator of which is the value of the shares of Parent Common Stock deposited into the Special Escrow Deposit as of the Effective Time and allocated to such Holder, and the denominator of which is the aggregate value of all shares of Parent Common Stock deposited into the Special Escrow Deposit at Closing."Special Cash Percentage" means the result obtained by multiplying (a) the Series F Indemnification Percentage by (b) a fraction, the numerator of which is the aggregate cash deposited into the Special Escrow Deposit as of the Effective Time and the denominator of which is the total aggregate value of all cash and Parent Common Stock deposited into the Special Escrow Deposit as of the Effective Time.

         "Special Common Percentage" means the result obtained by multiplying
(a) the Series F Indemnification Percentage by (b) a fraction, the numerator of which is the aggregate value of all shares of Parent Common Stock deposited into the Special Escrow Deposit as of the Effective Time and the denominator of which is the total aggregate value of all cash and Parent Common Stock deposited into the Special Escrow Deposit as of the Effective Time.

14. Governing Law. IT IS THE PARTIES' INTENT THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

15. Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which together shall be considered one and the same document.

16. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certificate mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below:

         To Parent:                            Daleen Technologies, Inc.
                                               902 Clint Moore Road
                                               Boca Raton, Florida 33487
                                               Attention: Chief Executive
                                                          Officer
                                               Facsimile No: (561) 999-8080
                                               Phone No:
                                               Tax ID No:

         With a copy to:                       Kirkpatrick & Lockhart, LLP
                                               Henry W. Oliver Building
                                               535 Smithfield Street
                                               Pittsburgh, PA 15222
                                               Attention: Robert P. Zinn, Esq.
                                               Facsimile No.: (412) 355-6501
                                               Phone No: (412) 355-8687

         To the Stockholders' Representative:

         With a copy to:

         To Escrow Agent:                      SunTrust Bank
                                               Corporate Trust Department
                                               25 Park Place, 24th Floor
                                               Atlanta, Georgia  30303-2900
                                               Attention: Rebecca Fisher-Heck
                                               Fax: (404) 588-7335
                                               Phone No: (404) 588-7262

         Addresses may be changed by written notice given pursuant to this
Section 16. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

17. Force Majeure. None of Parent, the Holders, the Stockholders' Representative and the Escrow Agent shall be responsible for delays or failures in performance under this Agreement resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

18. Modifications. This Agreement may not be altered or modified, nor may any condition or covenant set forth herein be waived without the express written consent of each of the parties hereto (provided, however, that the consent of Behrman and SEF shall not be required from and after the date that no further assets remain in the Behrman Deposit, unless such alteration, modification or waiver could reasonably be expected to adversely affect Behrman and SEF in their capacities as potential indemnifying parties under the Merger Agreement (but excluding any adverse effect on them in their capacities as equityholders of Parent)). No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

19. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by a photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      [Remainder of page intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed as of the date first written above.

                                 DALEEN HOLDINGS, INC.:

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 BEHRMAN CAPITAL II, L.P.:

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 STRATEGIC ENTREPRENEUR FUND II, L.P.:

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 STOCKHOLDERS' REPRESENTATIVE:

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 SUNTRUST BANK, AS ESCROW AGENT:

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title: